Exhibit 7.8

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of October 31, 2008, is made by and between INLAND INVESTMENT STOCK HOLDING CORPORATION, a Nevada corporation (the “Pledgor”), and JPMORGAN CHASE BANK, N.A., a national banking association (together with its successors and assigns, the “Pledgee”).

W I T N E S S E T H :

A.            The Pledgor has requested that the Pledgee make certain revolving loans (the “Loans”) to Inland Real Estate Investment Corporation (the “Borrower”) pursuant to and in accordance with that certain Revolving Loan Agreement of even date herewith by and between the Borrower and the Pledgee (as the same may be amended, supplemented or modified from time to time, the “Loan Agreement”); capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

B.            The Pledgor is a wholly-owned subsidiary of the Borrower and will receive direct and indirect benefits from the Loans;

C.            It is a condition precedent to the Loan Agreement, that the Pledgor execute and deliver this Agreement and shall have made the pledge contemplated hereunder.

NOW, THEREFORE, in consideration of the premises hereinabove, and to induce the Pledgee to make the loans identified hereinabove pursuant to the Loan Agreement and in consideration of the benefits accruing to the Borrower and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Pledgor hereby covenants and agrees with the Pledgee as follows:

1.             SECURITY FOR OBLIGATIONS, ETC. This Agreement is for the benefit of the Pledgee to secure the prompt and complete payment and performance when due of all obligations, liabilities, indebtedness (whether for principal, interest, charges, or fees, including, without limitation, attorneys’ fees), costs, expenses, covenants, indemnities and agreements of every nature whatsoever of the Borrower to the Pledgee now existing or hereafter arising under or in connection with the Loan Agreement, this Agreement, and any and all other Financing Agreements, including, without limitation, all Liabilities, as defined in the Loan Agreement (as each may be from time to time amended, supplemented, extended, renewed and/or modified) (all of the foregoing being herein collectively referred to as the “Secured Obligations”).

2.             DEFINITION OF PLEDGED COLLATERAL. As used herein, the term “Pledged Collateral” shall mean the common stock of Inland Real Estate Corporation, a Maryland corporation (“IRC”), as more particularly described on Annex A attached hereto and made a part hereof. The Pledgor represents and warrants that on the date hereof (a) Annex A attached hereto correctly identifies the Pledged Collateral owned by Pledgor with respect IRC;

and (b) the Pledgor is the holder of record and sole beneficial and legal owner of such Pledged Collateral.

3.             PLEDGE OF PLEDGED COLLATERAL AND OTHER COLLATERAL. To secure the Secured Obligations and for the puiposes set forth in Section 1 hereof, Pledgor hereby pledges, collaterally assigns, transfers and conveys, and grants a security interest in and lien on, in favor of Pledgee, all of Pledgor’s right, title and interest in, to, and under each of the following, whether now owned or existing or hereafter acquired or arising (A) the Pledged Collateral, (B) all distributions, dividends, cash, certificates, liquidation rights and interests, options, rights, warrants, instruments or other property (whether real, personal or mixed) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any and all of the Pledged Collateral, and all rights to receive any and all income, gain, profit, loss or other items allocated or distributed to Pledgor by, to or from IRC (including, without limitation, under or pursuant to IRC’s certificate of incorporation, bylaws and other governing documents), and (C) all proceeds, products, replacements and substitutions for any of the foregoing, in each case whether now owned or hereafter acquired by the Pledgor (collectively, the “Collateral”). If the Pledged Collateral is evidenced by certificates, the Pledgor shall deposit with the Pledgee the Pledged Collateral owned by the Pledgor on the date hereof and the certificates representing the Pledge Collateral accompanied by an “Assignment Separate From Certificate,” substantially in the form attached hereto as Exhibit A and otherwise in form and substance acceptable to the Pledgee, duly executed in blank by the Pledgor. Whether or not the Pledged Collateral is evidenced by certificates, the Pledgor shall and hereby does permit the Pledgee to file a UCC Financing Statement naming the Pledgor as debtor and the Pledgee as secured party with respect to the Collateral in any jurisdiction reasonably required by the Pledgee (including, without limitation, with the Nevada Secretary of State), in form and substance satisfactory to the Pledgee in its sole and absolute determination, and without the requirement of the Pledgor’s signature. Notwithstanding anything to the contrary contained in this Agreement, the Pledgee shall not as a result of this Agreement be responsible or liable for any obligations or liabilities of the Pledgor in the Pledgor’s capacity as a shareholder of IRC, if any, and the Pledgee shall not be deemed to have assumed any of such obligations or liabilities.

4.             VOTING, ETC. Unless and until an Event of Default occurs and is continuing, the Pledgor shall be entitled to vote, if applicable, and exercise any other consensual rights (or managerial rights, if applicable) pertaining to any and all of the Pledged Collateral; provided, however, that no vote shall be cast or any action taken by Pledgor which would violate or be inconsistent with any of the terms of this Agreement, the Loan Agreement, any other Financing Agreement or any other instrument or agreement relating (directly or indirectly) to the Secured Obligations, or which would have the effect of impairing the positions or interests of the Pledgee or which would authorize or effect actions prohibited under the terms of the Loan Agreement or any other Financing Agreement. All such rights of the Pledgor to vote (and exercise managerial rights, if applicable) shall cease in case an Event of Default shall occur, if the Pledgee so directs and notifies the Pledgor.

5.             PAYMENTS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default shall occur and is continuing, all cash dividends or other distributions payable in respect of the Pledged Collateral shall be paid to the Pledgor; provided, however, if an Event of Default has occurred and is continuing, all cash dividends or other distributions payable in respect of the Pledged Collateral shall be paid to the Pledgee for application to the Secured Obligations; provided, further, that all cash dividends and other distributions payable at any time (whether before or after an Event of Default) in respect of the Pledged Collateral which are determined by Pledgee, in its sole discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be promptly paid and delivered to the Pledgee and applied to the Secured Obligations.

6.             REMEDIES IN CASE OF AN EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Loan Agreement, any other Financing Agreements, and/or in equity or by law, and including, without limitation, all rights and remedies of a secured paity of a debtor in default under the Uniform Commercial Code as in effect in the State of Illinois or equivalent provisions of any other applicable jurisdiction (the “UCC”)) for the protection and enforcement of its rights in respect of the Collateral, and to the fullest extent permitted by applicable law, the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(a)           to receive all amounts payable in respect of the Collateral otherwise payable under Section 5 hereof to the Pledgor;

(b)           to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(c)           to vote all or any part of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

(d)           at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker’s board or at any of the Pledgee’s offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of time or place of sale or adjournment thereof or to redeem (all of which, except as may be required by mandatory provisions of applicable law, are hereby expressly and irrevocably waived by the Pledgor) for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine. Pledgor agrees that to the extent that notice of sale shall be required by law that at least ten (10) calendar days’ notice to the Pledgor of the time (which shall be during normal business hours) and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the collateral, whether before or after sale hereunder, and all rights, if any of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Pledgee be under any obligation to take any action whatsoever with regard thereto;

(e)           to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

(f)            in respect of the Collateral, to execute all such contracts, agreements, deeds, documents and instruments, to bring, defend and abandon all such actions, suits and proceedings, and to take all actions in relation to all or any part of the Collateral as the Pledgee in its absolute discretion may determine;

(g)           to appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section and to dismiss the same, all of the Pledgee in its absolute discretion may determine; and

(h)           generally, to take all such other action as the Pledgee in its absolute discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section and which the Pledgee may or can do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

The Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so. The Pledgor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section valid and binding and in compliance with applicable law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

7.             REMEDIES. ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement, the Loan Agreement, any Financing Agreement or any other security agreement, mortgage, guaranty now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement, or any other Financing Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. For the avoidance of doubt, the Pledgee’s sale, transfer or other disposition of the Pledged Collateral in accordance with this Agreement shall not in any way impair any right the Pledgee may have under the Loan Agreement or any other Financing Agreement for repayment of any remaining outstanding Liabilities after any such sale, transfer or other disposition.

8.             APPLICATION OF PROCEEDS. Subject to any mandatory requirements of applicable law and the terms of the Loan Agreement, all moneys collected by the Pledgee upon sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

(a)           To the payment of any and all costs, expenses and fees (including reasonable attorneys’ fees and disbursements) incurred by the Pledgee directly or indirectly in connection with such sale or other disposition, the delivery or taking possession of the Collateral or the collection of any such moneys;

(b)           Next, to the payment of the Secured Obligations and any other amounts due or owing to the Pledgee in accordance with the Loan Agreement in any order that the Pledgee shall determine; and

(c)           Any surplus then remaining shall be paid to the Pledgor.

9.             INDEMNITY. Without duplication of any amounts payable under any other similar indemnity provision set forth in the Loan Agreement or any other Financing Agreements, the Pledgor shall: (i) pay or cause to be paid all out-of-pocket costs and expenses of the Pledgee actually incurred in connection with the administration of and in connection with the preservation of rights under, and enforcement of, and any renegotiation or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Pledgee); (ii) pay or cause to be paid and hold the Pledgee harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement and save the Pledgee harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies; and (iii) indemnify the Pledgee, and each of its officers, directors, shareholders, employees, representatives and agents from and   hold each of them harmless

against any and all costs, losses, liabilities, claims, damages or expenses actually incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any investigation, litigation or other proceeding related to this Agreement or any transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, the Pledgor shall not be responsible to the Pledgee for any costs, losses, damages, liabilities or expenses which result from the Pledgee’s gross negligence or willful misconduct. The Pledgor’s obligations under this Section shall survive any termination of this Agreement. If and to the extent that the obligations of the Pledgor under this Section are unenforceable for any reason, the Pledgor hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

10.           FURTHER ASSURANCES. Pledgor agrees that, at any time and from time to time, Pledgor will join with the Pledgee in executing and, at the Pledgor’s own expense, will file and refile under the UCC such financing statements, amendment statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral, and hereby authorizes the Pledgee to file financing statements, continuation statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor, and agrees to do such further acts and things and to promptly execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

11.           REASONABLE CARE BY PLEDGEE. The Pledgee shall be deemed by the Pledgor to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Pledgee accords its own similar property.

12.           TRANSFER BY THE PLEDGOR. The Pledgor shall not gift, assign, convey, sell, transfer or otherwise dispose of, grant any option with respect to, or pledge or otherwise encumber any of the Collateral or any interest therein.

13.           REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR. Pledgor hereby represents and warrants to the Pledgee, which representations and warranties shall survive the execution and delivery of this Agreement, as follows:

13.1         VALIDITY, PERFECTION AND PRIORITY. The pledge and security interests in the Collateral granted to the Pledgee constitute valid and continuing security interests in the Collateral. Upon the filing of a UCC Financing Statement naming the Pledgor as debtor and the Pledgee as secured party with the Nevada Secretary of State or the physical delivery of the certificates evidencing the Pledged Collateral to the Pledgee, the security interests in the

Collateral granted to the Pledgee hereunder constitute valid and perfected security interests therein superior and prior to the rights or claims of any other Person therein.

13.2         No Liens; Other Financing Statements.

(a)           Except for the liens and security interests granted to the Pledgee, the Pledgor is the legal and beneficial owner of, and has good and marketable title to, the Pledged Collateral and will continue to own each item of the Collateral free and clear of any and all pledges, liens, mortgages, hypothecations, security interests, charges, rights, options, claims and other encumbrances of all other Persons and the Pledgor shall defend the Collateral against all claims and demand of all Persons at any time claiming the same or any interest therein adverse to the Pledgee.

(b)           No financing statement or other evidence of lien covering or purporting to cover any of the Collateral is on file in any public office. The Pledgor is the sole member (and, if applicable, sole manager) of the Pledgor.

13.3         Pledged Collateral.

(a)           The Pledged Collateral described in Annex A attached hereto is and Section 2 hereof will be, duly authorized, validly issued, and, except for the (i) pledge provided in Section 3.1 hereof in favor of Pledgee and (ii) terms of IRC’s certificate of incorporation and bylaws (a true and complete copy of each of which has been provided to the Pledgee), none of such Pledged Collateral is or will be subject to any legal or contractual restriction. The Pledged Collateral is, as of the date hereof, and shall be at all times hereafter during the term of this Agreement, freely transferable without restriction or limitation (except as limited by the terms of this Agreement).

(b)           The Pledge Collateral described in Annex A hereto constitutes a portion of all of the issued and outstanding securities, membership interests and investment property legally and beneficially owned by the Pledgor on the date hereof in or relating to the Pledgor.

13.4         Power and Authority. The Pledgor has the full right, power and authority to execute, deliver and perform this Agreement and to pledge and collaterally assign all of the Collateral pursuant to this Agreement. The Pledgor has executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with the terms herein, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, and other similar laws affecting the enforceability of agreements and by general principles of equity.

13.5         No Violation. Neither the execution, delivery or performance by the Pledgor of this Agreement, nor compliance with the terms and provisions hereof by the Pledgor nor the consummation of the transactions contemplated hereby will conflict or be inconsistent with or result in any breach of, its certificate of incorporation or bylaws or any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement or other instrument to which Pledgor is a party (including, without limitation, any shareholder agreement with IRC).

13.6         Litigation, There are no actions, suits or proceedings pending or threatened against or involving Pledgor before any court with respect to any of the transactions contemplated by this Agreement or the ability of the Pledgor to perform any of the obligations of the Pledgor hereunder.

13.7         State of Incorporation. The Pledgor’s state of incorporation is Nevada. The Pledgor’s organizational identification number issued by the Nevada Secretary of State is C34685-2004-001.

13.8         Copies of Loan Agreement. The Pledgor has received and reviewed true and complete, fully-executed copies of the Loan Agreement and any and all other Financing Agreements requested to be received by the Pledgor.

13.9         Certified Stock. To the extent the Pledged Collateral is evidenced by certificates, all of such certificates have been delivered to the Pledgee on the date hereof.

13.10       Miscellaneous. There are no outstanding options, warrants or other rights to subscribe for or purchase all or any portion of the Pledged Collateral, nor any notes, bonds, debentures or other evidences of indebtedness that (1) are at any time convertible into the Pledged Collateral, or (2) have or at any time would have voting rights with respect to the Pledged Collateral.

14.           COVENANTS OF THE PLEDGOR. Pledgor covenants and agrees with the Pledgee that on and after the date hereof and until all of the Secured Obligations shall have been indefeasibly paid in full:

14.1         Collateral, (a) The Pledgor will defend the Pledgee’s right, title and security interest in and to the Collateral against the claims and demands of all Persons whomsoever; (b) the Pledgor will have good and marketable title to and right to pledge any other property at any time hereinafter constituting Collateral and will likewise defend the right thereto and security interest therein of the Pledgee; and (c) Pledgor will not without the advance written consent of the Pledgee, with respect to any Collateral, enter into any shareholder type agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments.

14.2         Compliance with Laws. The Pledgor will comply in all material respects with all requirements of law applicable to the Collateral or any part thereof.

14.3         Payment of Obligations. The Pledgor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of any income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral.

14.4         No Impairment. The Pledgor will not take or permit to be taken any action which could impair the Pledgee’s rights in the Collateral. The Pledgor will not create, incur or permit to exist, will defend the Collateral against and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby, and will defend the right, title and interest of the Pledgee in and to any of the Collateral against the claims and demands of all Persons whomsoever.

14.5         Performance by Pledgee of Pledgor’s Obligations; Reimbursement. If the Pledgor fails to perform or comply with any of the agreements contained herein, the Pledgee may, without notice to or consent by the Pledgor, perform or comply or cause performance or compliance therewith, and the expenses of the Pledgee incurred in connection with such performance or compliance shall be payable by the Pledgor to the Pledgee on demand, and such reimbursement obligation shall be secured hereby; provided, however, the Pledgee shall not be under any obligation to taken any such action.

14.6         Further Identification of Pledged Collateral. The Pledgor will furnish to the Pledgee from time to time such reports in connection with the Pledged Collateral as the Pledgee may reasonably request from time to time.

14.7         Continuous Perfection. The Pledgor will not change the Pledgor’s name, in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of any applicable provision of Article 9 of the UCC) unless the Pledgor shall have given the Pledgee at least fifteen (15) days prior written notice thereof and shall have taken all action necessary or reasonably requested by the Pledgee to amend such financing statement or continuation statement so that it is not seriously misleading. The Pledgor will not change the Pledgor’s residence or principal place of business and chief executive office, as applicable, unless the Pledgor shall have given the Pledgee at least fifteen (15) days prior written notice thereof and shall have taken such action as is necessary to cause the security interest of the Pledgee in the Pledged Collateral to continue to be perfected.

14.8         Stay or Extension Laws. The Pledgor will not at any time claim, take, insist upon or invoke the benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Pledged Collateral prior to any sale or sales thereof to be made pursuant to the provisions hereof or pursuant to the decree, judgment, or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by an state to redeem the property so sold or any part thereof, and, to the extent permitted by applicable law, the Pledgor hereby expressly waives, on behalf of the Pledgor and each and every Person claiming by, tlirough and under the Pledgor, all benefit and advantage of any such law or laws, and covenants that the Pledgor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power, right or remedy herein or hereby granted and delegated to the Pledgee, but will authorize, allow and permit the execution of every such power, right or remedy as though no such law or lass had been made or enacted.

14.9         Pledgor’s Records. The Pledgor shall cause IRC to make a notation on the records of IRC indicating the interest granted hereby in favor of the Pledgee and such notation shall be substantially in the form attached as Exhibit B hereto.

14.10       Governing Documents. The Pledgor will not (a) suffer or permit any amendment or modification of its certificate of incoiporation or bylaws (collectively, the “Governing Documents”) without the prior written consent of the Pledgee which would be reasonably likely to adversely affect the Pledgee’s rights in the Collateral, or (b) waive, release, or compromise any material rights or material claims the Pledgor may have against any other party which arises under any of the Governing Documents, if any.

14.11       Miscellaneous. The Pledgor shall not file or authorize or authenticate or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which the Pledgee is not named as the sole secured party.

15.           PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional in accordance with its terms and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Loan Agreement or any other Financing Agreement, or any of the other documents, instruments or agreements relating to the Secured Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of the Loan Agreement, or any other Financing Agreement, or any other documents, instruments or agreement referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security or collateral to the Pledgee or its assignees or any acceptance thereof or any release of any security by the Pledgee or its assignees; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in party, of any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor, as applicable, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Secured Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

16.           NOTICES, ETC. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified in the Loan Agreement.

17.           POWER OF ATTORNEY. Pledgor hereby absolutely and irrevocably constitutes and appoints the Pledgee as Pledgor’s true and lawful agent and attorney-in-fact with full power of substitution, in the name of Pledgor solely upon the occurrence and during the continuance of an Event of Default: (a) to execute and do all such assurances, acts and things which the Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as the Pledgee or any of its sub-agents, nominees or attorneys may, in its or their sole and absolute discretion, reasonably determine as necessary or advisable for the purpose of maintaining preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Pledgee under this Agreement; and (c) generally, in the name of the Pledgor, exercise all or any of the powers, authorities, and discretions conferred on or reserved to the Pledgee by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to deliver or otherwise perfect any deed, assurance, agreement, instrument or act as the Pledgee may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Pledgee or any of the Pledgee’s sub-agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Pledgee pursuant to this Section, which power of attorney, being coupled with an interest and given for security, is irrevocable.

18.           MISCELLANEOUS. The Pledgor agrees with the Pledgee that each of the obligations and liabilities of the Pledgor to the Pledgee under this Agreement may be enforced against the Pledgor without the necessity of joining any other Person as a party. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the successors and assigns of the Pledgor, as applicable, and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns; provided, however, the Pledgor may not assign any of its obligations or liabilities hereunder without the prior written consent of the Pledgee. Unless otherwise defined herein, terms defined in the UCC as in effect in the State of Illinois are used herein as therein defined. The headings in this Agreement are for convenience of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. A signature delivered or sent by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original. If any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. The Pledgor shall have no rights of subrogation as to any of the Pledged Collateral until full and complete performance and payment of the Secured Obligations.

19.           TERMINATION; RECOVERY CLAIM.

(a)           This Agreement shall terminate after the Secured Obligations are indefeasibly paid in full and the Loan Agreement is terminated in accordance with its terms. Upon the termination of this Agreement, the Pledgee, at the request of the Pledgor and at the expense of the Pledgor, will promptly execute and deliver to the Pledgor the proper instruments acknowledging the termination of this Agreement and will duly assign, transfer and deliver to the Pledgor or to whomsoever shall be lawfully entitled to receive the same (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

(b)           Should a claim (“Recovery Claim”) be made upon the Pledgee at any time for recovery of any amount received by the Pledgee in payment of the Secured Obligations (whether received from Pledgor or otherwise) and should the Pledgee repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Pledgee or any of its property; or (b) any settlement or compromise of any such Recovery Claim effected by the Pledgee with the claimant (including, without limitation, Pledgor), this Agreement and the security interests granted to the Pledgee hereunder shall continue in full force and effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Pledgee, notwithstanding any prior termination of this Agreement, the return of this Agreement to the Pledgor, or the cancellation of any note or other instrument evidencing the Secured Obligations.

20.           AMENDMENTS: MARSHALLING; LIMITATION OF LIABILITY. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Pledgee. The Pledgee shall be under no obligation to marshal any assets or collateral in favor of the Pledgor or any other Person or against or in payment of any or all of the Secured Obligations. No claim may be made by Pledgor or any other Person against the Pledgee or its officers, employees, Affiliates, directors, shareholders, attorneys or agents of any of them for any special, indirect, punitive or consequential damages in respect of any claim for breach of contract or any other theory of liability (other than gross negligence or willful misconduct as finally determined by a court of competent jurisdiction) arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Pledgor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

21.           DUTY OF PLEDGEE. The Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Pledgee deals with similar property for its own account. Neither the Pledgee nor any of its officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Pledgee hereunder are solely to protect the interests of the Pledgee in the Collateral and shall not impose any duty upon the Pledgee to exercise any such powers. The Pledgee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder.

22.           REVIEW OF AGREEMENT BY PLEDGOR. The Pledgor acknowledges that Pledgor has thoroughly read and reviewed the terms and provisions of this Agreement, and that such terms and provisions are clearly understood by the Pledgor, and has been fully and unconditionally consented to by the Pledgor with the full benefit and advice of counsel chosen by the Pledgor, and that the Pledgor has freely and voluntarily signed this Agreement without duress. The Pledgee does not have any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement or any of the other Financing Agreements, and the relationship between the Pledgor, on the one hand, and the Pledgee, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and no joint venture is created hereby or by the other Financing Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Pledgor and the Pledgee.

23.           GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)           THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF ILLINOIS AND THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS AND OBLIGATION OF PARTIES HEREUNDER, SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW OR CHOICE OF LAW PRINCIPLES.

(b)           THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN COOK COUNTY, STATE OF ILLINOIS. THE PLEDGOR WAIVES ANY RIGHT PLEDGOR MAY HAVE TO ASSERT THE DOCTRINE OR FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE AND HEREBY CONSENTS TO ANY COURT ORDERED RELIEF. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PLEDGEE TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR PLEDGOR’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

24.          WAIVER OF TRIAL BY JURY. THE PLEDGOR AND THE PLEDGEE EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO OR ARISE OUT OF THIS AGREEMENT OR TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PLEDGOR AND THE PLEDGEE EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PLEDGOR AND THE PLEDGEE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed and delivered as of the date first above written.

PLEDGOR:

INLAND INVESTMENT STOCK HOLDING CORPORATION

By:	/s/ Catherine L. Lynch
Name:	Catherine L. Lynch
Its:	Treasurer

PLEDGEE:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Its: